Exhibit 99.1

AppLovin Announces Third Quarter 2024 Financial Results

PALO ALTO – November 6, 2024 – AppLovin Corporation (NASDAQ: APP) (“AppLovin”), a leading marketing platform, today announced financial results for the third quarter ended September 30, 2024 and posted a letter to its shareholders on its Investor Relations website located at www.investors.applovin.com.

Webcast and Conference Calls

AppLovin will host a webinar today at 2:00 PM PT / 5:00 PM ET, during which management will discuss the Company’s third quarter 2024 results and provide commentary on the business’ performance. A question-and-answer session will follow the prepared remarks.

The webinar may be accessed on the Company’s investor relations website or via webinar registration. A replay of the webinar will also be available under the Events & Presentations section of our Investor Relations website.

About AppLovin
AppLovin makes technologies that help businesses of every size connect to their ideal customers. The company provides end-to-end software and AI solutions for businesses to reach, monetize and grow their global audiences. For more information about AppLovin, visit: www.applovin.com.

Contacts

Investors	Press
David Hsiao	Kim Hughes
ir@applovin.com	press@applovin.com

Source: AppLovin Corp.